Exhibit 99.1

Dear Lin Li (Ken) and Members of the Board,

I am writing to formally resign from my position as an Independent Board Member of Northann Corp., (NCL) effective April 14, 2026.

This decision has not been taken lightly. However, it follows ongoing concerns regarding the company's failure to honor key commitments made at the time of my appointment. Specifically:

* The agreed-upon board compensation has not been paid in accordance with the terms discussed and accepted.

* The company has not secured or maintained Directors & Officers (D&O) liability insurance coverage as committed.

These matters are fundamental to the governance framework and risk management expectations associated with board service. The absence of resolution despite prior discussions leaves me with no alternative but to step down.

I also recommend that the company promptly address these governance gaps to ensure compliance with standard board practices.

I appreciate the opportunity to have served and wish the company success in its future endeavors.

Sincerely,

\s\ Umesh Patel
Umesh Patel